UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2004

Carrollton Bancorp

(Exact Name of Registrant as Specified in Charter)

Maryland	000-23090	52-1660951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

344 North Charles Street, Suite 300, Baltimore, Maryland 21201
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (410) 536-4600

Item 5. Other Events and Regulation FD Disclosure

Mrs. Barbara M. Broczkowski, CPA is joining Carrollton Bancorp (the Registrant) as Senior Vice President and CFO, replacing Randall M. Robey, CPA, whose resignation from the Registrant is effective August 31, 2004.

Mrs. Broczkowski comes to the Registrant from Farmers & Merchants Bank in Upperco, Maryland, where she served as Chief Financial Officer since March 2000.  From September 1998 until March 2000, she served as the Chief Financial Officer of Commercial and Farmers Bank, located in Ellicott City, Maryland.  Prior to that, she was a Partner at the Baltimore, Maryland public accounting firm, Anderson Associates, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be  signed on its behalf by the undersigned hereunto duly authorized.

CARROLLTON BANCORP

Date: August 12, 2004	By:	/s/ Robert A. Altieri
Name: Robert A. Altieri
Title: Chief Executive Officer and President